EXHIBIT 10.6.1

                     AMENDMENT #1 TO EMPLOYMENT AGREEMENT
                     ------------------------------------



            This AMENDMENT #1 (this  "Amendment") is entered into as of the 16th day of February, 2000, by and between ANNTAYLOR STORES CORPORATION (the "Company") and PATRICIA DEROSA ("Executive"), and amends the Employment Agreement between the Company and the Executive, dated November 25, 1996 (the "Employment Agreement").

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and Executive agree as follows:


      1. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Employment Agreement.

      2. (a) The Term of Executive's  employment by the Company  provided for in
Section 2 of the Employment Agreement, is hereby extended to February 28, 2003.

         (b) The first sentence of Section 3 of the Employment Agreement is hereby amended to read as follows: "The Executive shall serve as President and Chief Operating Officer of the Company with, in addition to her other duties, responsibility and direct reporting relationships for management of the "Ann Taylor" brand, including marketing, merchandising, sourcing, product development, product design and store design, and shall have such responsibilities, duties and authority consistent with such positions as may from time to time be determined by the Board of Directors of the Company."

      3. Section 5(a)(i) of the Employment Agreement is hereby amended to provide that, commencing April 1, 2000, Executive's annual base salary shall be increased to a rate of $750,000.

      4. The fourth sentence of Section 5(a)(ii) of the Employment Agreement is hereby amended to read as follows: "Commencing with the Fiscal Year 2000 Performance Period under the Performance Plan, the Executive's Performance Percentage (as that term is defined in such Plan) shall be established at 60% per annum during the Term." Section 5(a)(ii) is hereby further amended by adding the following at the end thereof: "Executive also shall participate in the Long Term Cash Incentive Compensation Plan currently maintained by the Company, and her Target Award (as defined in such Plan) shall be 40%."

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      5. The second sentence of Section 6(a)(iv) of the Employment  Agreement is hereby amended to read as follows: "For purposes of this Agreement, the Executive shall have "Good Reason" to terminate her employment hereunder (1) upon a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) business days after notice of such compliance has been given by the Executive to the Company, (2) upon action by the Company resulting in a diminution of the Executive's title or authority,
(3) upon the Company's relocation of the Executive's principal place of employment outside the New York City Metropolitan Area, or (3) one year after a Change in Control."

      6. Section 6(e)(ii) of the Employment Agreement is hereby amended to read as follows: "(ii) (A) unless clause (B) below applies, then following the Date of Termination and for the longer of twelve (12) months thereafter or the balance of the Term, but in no event greater than twenty-four (24) months, the Company shall pay to the Executive monthly an amount ("Severance Payments") equal to the quotient of (1) the Executive's annual base salary at the rate in effect as of the Date of Termination (the "Base Salary"), divided by (2) the number twelve (12), or (B) in the event the Date of Termination occurs following a Change in Control, then, within five (5) days after the Date of Termination, the Company shall pay to the Executive in a lump sum an amount equal to the product of (1) the sum of the Executive's Base Salary and the average of the annual bonuses earned by the Executive in the three fiscal years of the Company ended immediately prior to the Date of Termination (or, if higher, in the three fiscal years of the Company ended immediately prior to the Change in Control) multiplied by (2) the number of full and partial years remaining in the Term (but in no event less than the number one (1)). For purposes of this subsection
(ii): (I) if the Date of Termination occurs prior to the occurrence of a Change in Control but during the pendency of a Potential Change in Control (as hereinafter defined), such Date of Termination shall be deemed to have occurred following a Change in Control and (II) a "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following clauses shall have occurred:

          (1) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (2) the Company or any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof (a "Person"), except that such term shall not include (i) the Company or any of its subsidiaries,
    (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
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          (3) any Person becomes the beneficial  owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% of or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company); or

          (4) the Board adopts a resolution to the effect that, for purposes of this subsection (ii), a Potential Change in Control has occurred.

For purposes of this Agreement, the period during or with respect to which Executive is entitled to receive payments hereunder is referred to as the "Severance Period";"

      7. Section 6(e)(iii) is hereby amended by changing the word "season" to "fiscal year" each time such word occurs in such Section.

      8. Executive is hereby awarded fifty thousand (50,000) restricted shares of Company Common Stock under the Company's 1992 Stock Option and Restricted Stock and Unit Award Plan (the "Option Plan"). Executive's rights to such shares shall vest, and the restrictions thereon shall lapse, (i) as to 16,666 shares, on February 28, 2001, provided that the Company shall have achieved at least 110% of the net income provided for in the Company's fiscal year 2000 operating budget as approved by the Board of Directors of the Company in the ordinary course, (ii) as to 16,667 shares, on February 28, 2002, provided that the Company shall have achieved at least 110% of the net income provided for in the Company's fiscal year 2001 operating budget as approved by the Board of Directors of the Company in the ordinary course, and (iii) as to the remaining 16,667 shares, on February 28, 2003, provided that the Company shall have achieved at least 110% of the net income provided for in the Company's fiscal year 2002 operating budget as approved by the Board of Directors of the Company in the ordinary course. If any of the restricted shares do not vest on the date specified in any of clauses (i), (ii) or (iii) as a result of the failure of the Company to achieve at least 110% of budgeted net income for the fiscal year referenced in such clause, then Executive's rights to such unvested restricted shares shall automatically be forfeited by Executive on such date and such shares shall be canceled.

      The Company shall enter into a Restricted Stock Award Agreement with Executive for the above grant of restricted shares, incorporating the vesting terms set forth above and otherwise on the terms and conditions set forth in the form of Restricted Stock Award Agreement previously approved by the Compensation Committee of the Board of Directors for restricted stock awards under the Option Plan, including, but not limited to, terms providing for accelerated exercisability upon the occurrence of an Acceleration Event (as defined in the Option Plan).

      9. Executive is hereby awarded a non-qualified  performance-vesting  stock
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option to purchase 100,000 shares of Common Stock under the Option Plan,  having an exercise price equal to the Fair Market Value of the Common Stock on the date of this Amendment. Such option shall become exercisable in accordance with the vesting schedule set forth in Exhibit A to this Amendment and shall be treated as a Performance Option within the meaning of Section 6(e)(vii) of the Employment Agreement.

      The Company shall enter into a Stock Option Agreement with the Executive for the above stock option grant, incorporating the vesting terms set forth on Exhibit A and the provisions of Section 6(e)(vii) of the Employment Agreement and otherwise substantially on the terms and conditions set forth in the form of the Company's standard Stock Option Agreement applicable to "performance vesting" options previously approved by the Compensation Committee of the Board of Directors, including, but not limited to, terms providing for accelerated exercisability upon the occurrence of an Acceleration Event (as defined in the Option Plan).

      10. From and after the date hereof, the term "Agreement" as used in the Employment Agreement, shall mean the Employment Agreement as amended by this Amendment, and the Employment Agreement, as so amended, shall continue in full force and effect.


                              [Continued Next Page]

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      11.  Sections 11 through 15 of the Employment  Agreement are hereby made a part of, and are incorporated by this reference into, this Amendment.

      12. IN WITNESS WHEREOF, the parties have executed this Amendment this 16th day of February, 2000.

ANNTAYLOR STORES CORPORATION                          EXECUTIVE


By:  /s/ J. Patrick Spainhour                         /s/ Patricia DeRosa
     -----------------------------------              -------------------
       J.Patrick Spainhour, Chairman and                  PATRICIA DEROSA
       Chief Executive Officer

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                                    EXHIBIT A
                          STOCK OPTION VESTING SCHEDULE

Total Grant:            100,000
Grant Date:       February 16, 2000
Exercise Price:   Fair Market  Value of the Common Stock on February 16,
                  2000 (i.e., closing market price of the Common Stock on the NYSE on February 15, 2000).

Vesting Schedule:

1. On each Vesting Date set forth in Column A below, if for the fiscal year set forth in Column C corresponding to such date:

      (i) the Company shall have achieved net income per share equal to or more than the target net income amount set forth in Column F for such fiscal year, then on that Vesting Date, the option shall vest and become exercisable with respect to 100% of the corresponding number of shares set forth in column B;

      (i) the Company shall have achieved net income per share that is less than the amount set forth in Column F for such fiscal year, but equal to or more than the minimum net income per share amount set forth in Column E for such fiscal year, then on that Vesting Date the option shall vest and become exercisable with respect to a percentage of the corresponding number of shares set forth in column B determined in accordance with the following formula:

      % Vesting =    Actual Net Income minus Col. D Budgeted Net Income
                  -----------------------------------------------------------
                  Col. F Target Net Income minus Col. D Budgeted Net Income

See example set forth below table.

---------------:-------------:--------:-------------:-------------:------------
               :             :        :             :             :
   Column A    :     B       :   C    :      D      :     E       :    F
---------------:-------------:--------:-------------:-------------:------------
 Vesting Date  :# of Shares  : Fiscal :   Budgeted  : Minimum Net :   Target
               : Subject to  :  Year  :  Net Income : Income Per  : Net Income
               :  Vesting    :        :  Per Share  :   Share     : Per Share
---------------:-------------:--------:-------------:-------------:------------
    2/28/01    :    33,333   :  2000  :     $[****]*:    $[****]* :   $[****]*
---------------:-------------:--------:-------------:-------------:------------
    2/28/02    :    33,333   :  2001  :     $[****]*:    $[****]* :   $[****]*
---------------:-------------:--------:-------------:-------------:------------
    2/28/03    :    33,334   :  2002  :     $[****]*:    $[****]* :   $[****]*
---------------:-------------:--------:-------------:-------------:------------
    3-Year     :             :        :             :             :   $[****]*
   Aggregate   :             :        :             :             :
---------------:-------------:--------:-------------:-------------:------------

EXAMPLE: If the Company earns net income per share for fiscal year 2000 of $[****]*, options to purchase 23,666 shares (71% of the 33,333) shall vest and become exercisable on 2/28/01.

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*    Confidential Treatment Requested by AnnTaylor Stores Corporation.
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2.    If the  Company  shall  have  achieved  cumulative  net  income  per share aggregating at least $[****]* for the three fiscal year period from fiscal 2000 through fiscal 2002, then any options that did not vest pursuant to
      Section 1 above shall vest and become exercisable on February 28, 2003.

3. Any options that have not vested by February 28, 2003 pursuant to Section 1 or Section 2 above, shall be automatically be terminated and canceled on such date, without becoming exercisable.

4. For purposes of this Exhibit A:
      (a)a "fiscal year" of the Company shall mean the fiscal year commencing on the Sunday closest to January 31 in the year mentioned (for example, "fiscal year 2000" means the fiscal year that began on January 30, 2000 and ends on February 3, 2001);

      (b)"net income" shall mean that net income set forth on the Company's audited consolidated operating statement for the fiscal year in question, and "net income per share" shall mean the net income per share, on a diluted basis, set forth on the Company's audited consolidated operating statement for the fiscal year in question.



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*    Confidential Treatment Requested by AnnTaylor Stores Corporation.